SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       June 21, 2018

ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-22849                                                           65-0420146

(Commission File Number)                             (IRS Employer Identification Number)

   1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

(954) 917-6655

(Registrant's Telephone Number, Including Area Code)

______________________________

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]             Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

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[ ]             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]             Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

In a Form 8-K filed on January 17, 2018, we disclosed that our subsidiaries, Infinite Conferencing, Inc. (“Infinite”) and Entertainment Digital Network, Inc. (“EDNet”, and collectively with Infinite, the “Seller”), had entered into an interim sale and purchase agreement (the “Interim Agreement”) with Infinite Conferencing Partners, LLC (“Buyer”), effective January 10, 2018. Under the Interim Agreement, the parties intended that a total of $1.0 million would be paid for Buyer’s purchase from Seller of a certain number of Infinite and EDNet customer accounts. In this Form 8-K we are disclosing a similar, but larger, transaction in its final form that supersedes and replaces the transaction contemplated in the Interim Agreement.

Accordingly, this Form 8-K is being filed to disclose that we have received gross proceeds of $2.5 million for our sale to Buyer of (i) the remainder of Infinite’s recently active customers (and the related future business to those customers) not previously sold to Partners, (ii) all of EDNet’s recently active customers (and the related future business to those customers) and (iii) certain of our webcasting division customers (and the related future business to those customers), which sold accounts in aggregate (“Fifth Tranche of Additional Sold Accounts”) represent historical annual revenues of approximately $3.9 million and includes accounts to compensate for attrition in the accounts previously sold to Buyer by Seller. As a result of the inclusion of webcasting accounts in this sale, parent company Onstream Media Corporation is now a party to the transaction and so collectively with Infinite and EDNet constitutes the “Seller”.

Including this sale as well as all customer accounts previously sold by Seller to Buyer, historical annual revenues from all accounts sold by Seller to Buyer were approximately $10.6 million per year, which represents approximately 94% of Seller’s total combined revenues for the twelve months ended March 31, 2018. Seller’s revenues do not include revenues from the other divisions and operations of Onstream Media Corporation, primarily DMSP. Including this sale as well as payments from Buyer from all previous sales of customer accounts, the Buyer has paid $8.5 million to Seller.

In connection with this sale, Infinite, EDNet, Onstream and Partners entered into:

•    an Amended and Restated Management Services Agreement dated December 18, 2017 (“Fifth Amended MSA”) with a term expiring on December 31, 2018, unless and until terminated by mutual consent of the parties or pursuant to certain termination rights. All other terms of the Fifth Amended MSA were substantially the same as the terms of the Third Amended MSA as disclosed in our report on Form 8-K filed on March 6, 2017 and the Second Amended MSA included as an exhibit to our September 30, 2015 10-K filed on October 28, 2016, except that, as disclosed in our Form 8-K filed on January 17, 2018 the Preferred Return was reduced from 30% per annum to 20% per annum, effective January 1, 2018.

•    an Amended and Restated Membership Interest Option Agreement dated December 18, 2017 (“Fifth Amended Option Agreement”), whereby we have the right through December 31, 2018 to buy 100% ownership (i.e., all of the membership interests) of Partners by payment of the purchase price of all previously sold accounts ($8.5 million, the “Investment”) plus a premium (in aggregate with the Investment, the “Option Price”). The premium is 5.0% of the Investment plus 1.25% of the Investment for each quarter or portion thereof (but not to exceed 5.0% for any twelve month period), beginning on the later of December 16, 2015 or the date each installment of the Investment was funded by the individual investors, and ending on the date of the exercise of our purchase right. We estimate that the Option Price as of December 31, 2018 would be approximately $9.9 million. The Fifth Amended Option Agreement also provides that if we exercise our purchase right under the Fifth Amended Option Agreement, each Partners member shall receive the guaranteed Preferred Return for six months, to the extent not already paid. All other terms of the Fifth Amended Option Agreement were substantially the same as the terms of the Third Amended Option Agreement as disclosed in our report on Form 8-K filed on March 6, 2017 and the Second Amended Option Agreement included as an exhibit to our September 30, 2015 10-K filed on October 28, 2016.

As was initially provided in the Interim Agreement, the Amended and Restated Make Whole Agreement terminated on December 18, 2017 and was not extended.

Although a number of the key terms in the above agreements had already been established at the time the Interim Agreement was entered into, the final agreements between Buyer and Seller were not executed, nor were the related Bills of Sale provided to the Buyer, until June 21, 2018. For administrative reasons, April 30, 2018 was established as the effective date of the transfer of the Fifth Tranche of Additional Sold Accounts to Partners, as of which date Partners accordingly began accruing the Preferred Return payable to the new investors, to be funded and paid to them as provided in the Fifth Amended MSA. The $2.5 million investment was raised from a number of investors from October 2017 through May 2018 and we had use of those funds as they were remitted by those investors, in exchange for our payment, directly to the investors, of an amount equivalent to the 20% per annum Preferred Return, from the date we had use of the funds through the April 30, 2018 effective date noted above. The funds from this transaction were utilized by us primarily to make repayments of certain debt, including short-term working capital advances, as well as to fund our operations and related accounts payable.

We incurred certain expenses in connection with raising these funds and will also incur ongoing accounting and other administrative expenses related to this transaction with Partners. These expenses are not expected to be materially different, as compared to those expenses for our previous transactions with Partners and as disclosed in our June 30, 2016 Form 10-Q filed on October 28, 2016.

After allowing for the impact of this transaction, the six investors considered to be related parties with respect to Onstream Media as of the April 30, 2018 effective date of the transfer of the Fifth Tranche of Additional Sold Accounts to Partners owned approximately 19% of Partners’ total equity.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION
	By:	/s/ Robert E. Tomlinson
June 22, 2018	Robert E. Tomlinson, CFO

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